Exhibit 99.12
                                                                   -------------

                   DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. LOGO



Press Release

--------------------------------------------------------------------------------

Contacts:

Media:    Terri Snow                        Financial:   Steve Hildebrand
          Executive Director -                           Chief Financial Officer
          Corporate Communications                       (918) 669-2288
          (918) 669-2743

FOR IMMEDIATE RELEASE

         DOLLAR THRIFTY AUTOMOTIVE GROUP REPORTS SECOND QUARTER EARNINGS

             Board of Directors authorizes stock repurchase program


TULSA, OKLAHOMA, July 30, 2003: Dollar Thrifty Automotive Group, Inc. (NYSE:DTG), today reported results for the second quarter ended June 30, 2003. Total revenue for the 2003 second quarter was $304.1 million, a 0.5 percent increase over the 2002 second quarter. Net income for the quarter was $6.3 million, or $.25 per diluted share. For the comparable 2002 quarter, net income was $17.5 million, or $.70 per diluted share.

For the first six months of 2003, total revenue was $554.6 million, a 1.7 percent increase over the first half of 2002. Net income for the six-month period was $6.9 million, or $.28 per diluted share, compared to $29.7 million, or $1.19 per diluted share, for the first six months of 2002.

DTG is pleased to announce that its Board of Directors has authorized the repurchase of up to $30 million of the Company's stock over the next two years. "With improving travel industry conditions, we are confident that DTG's ongoing cash flow will exceed what is required to operate our business, including our aggressive internal growth strategy," Joseph E. Cappy, Chairman and CEO, said. This program will be funded from ongoing excess cash flow after funding business growth initiatives, including the accelerated franchise acquisition program. The timing and amount of share repurchases will be subject to market and business conditions. Repurchases will be made from time to time in the open market or through privately negotiated transactions.

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DTG
page 2



For the 2003 second quarter, DTG recorded vehicle rental revenue of $243.7 million, a 1.6 percent increase over the 2002 second quarter. This growth was driven by an 8.0 percent increase in rental days, partially offset by a 5.9 percent decrease in revenue per day. The rental day growth was driven by a 1.8 percent increase from same stores and a 6.2 percent increase from franchise acquisitions and greenfield locations. "Lower industry pricing and a weak used car market, driven by high retail incentives on new cars offered by automobile manufacturers, continued to negatively impact our results," Cappy said.

DTG remains focused on its growth strategy and recently announced the acquisition of the Houston, Texas; Atlanta, Georgia; and Ontario, California, franchise operations of Thrifty. During the second quarter, DTG also announced that franchisees of Dollar Rent A Car and Thrifty Car Rental brands will be able to operate franchises of both Dollar and Thrifty in select markets in which the company has decided not to operate corporately. The first dual franchised operation opened June 1 in Colorado Springs, Colorado, with a current Dollar Rent A Car franchisee opening a new in-terminal Thrifty location.

Also, Thrifty franchisees from Des Moines, Iowa; Harrisburg, Pennsylvania; and Greenville/Spartanburg and Charleston, South Carolina, will soon be opening Dollar in-terminal locations in their respective cities. In addition, DTG greenfield operations commenced in Tucson, Arizona, and Daytona Beach, Florida, during the second quarter. DTG Canada continued its aggressive implementation of co-branding throughout the Canadian airports. Dollar now operates corporately in the Toronto, Montreal, Calgary, Winnipeg, Ottawa and Halifax airports on a co-branding basis with Thrifty thereby increasing the DTG profile throughout Canada.

"We continue to implement efficiencies through combining our operations and systems," Cappy said. "In mid-July, we announced that one of our three reservations centers will close in September and call volume will be redirected among the two remaining reservation centers. In addition, we now have all U.S. corporate stores operating on a single operating system with standardized processing and controls, and have completed the consolidation of our Florida accounting office into the world headquarters in Tulsa.

"Regarding the outlook, we believe there are particular signs of encouragement," Cappy said. "In the short-term, we are seeing increased travel volume during the peak summer travel season and it appears that we have seen the bottom of used car prices. In the long-term, we are pleased with our progress on executing our internal growth strategy and believe our focus on accretive franchise acquisitions will continue to expand our revenue growth. In addition, we continue to press for additional efficiencies and costs savings. Our financial position and our prospects for generating cash flow remain strong. Looking ahead to the third quarter of this year, while industry pricing has been improving, we still expect revenue per day in the third quarter to be 2 percent to 3 percent below last year's third quarter and earnings per share for the third quarter of 2003 to fall below the $.85 earned for the third quarter of 2002."

The Dollar Thrifty Automotive Group, Inc. second quarter 2003 earnings release conference call will be held on Wednesday, July 30, 2003, at 10:00 a.m. (central daylight time). Those interested in listening to the conference call live may access the call via Web cast at the corporate Web site, dtag.com, or by dialing 888-425-9978 (domestic) or 630-395-0027 (international), using the pass code "Dollar Thrifty." An audio replay of the conference call will be available through August 13, 2003, by calling 800-333-1767 (domestic) or 402-220-0198
(international). The replay will also be available via the corporate Web site for one year.


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DTG
page 3



Dollar Thrifty Automotive Group, Inc., a Fortune 1000 Company, is headquartered in Tulsa, Oklahoma, and has approximately 6,000 worldwide employees. Focused on being the low-cost provider in the car rental industry, the company's brands, Dollar Rent A Car and Thrifty Car Rental, serve value-conscious leisure travelers in more than 70 countries. With operations at most major airports, Dollar and Thrifty have approximately 800 corporate and franchised locations in the United States and Canada. Additional information can be found by visiting dtag.com.

Some  of  the  statements   contained  in  this  press  release  may  constitute
forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Dollar Thrifty Automotive Group, Inc. believes such forward-looking statements are based upon reasonable assumptions, such statements are not guarantees of future performance and certain factors could cause results to differ materially from current expectations. These factors include: price and product competition; economic and competitive conditions in markets and countries where the companies' customers reside and where the companies and their franchisees operate; airline travel patterns; changes in capital availability or cost; costs and other terms related to the acquisition and disposition of automobiles; costs of conducting business and changes in structure or operations; and certain regulatory and environmental matters. Should one or more of these risks or uncertainties, among others, materialize, actual results could vary from those estimated, anticipated or projected. Dollar Thrifty Automotive Group, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


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

                                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                                        CONSOLIDATED STATEMENT OF INCOME
                                 (In thousands, except share and per share data)
                                                  Unaudited

                                                           Three months ended                     As % of
                                                                June 30,                      Total revenues
                                                      ---------------------------         -----------------------
                                                          2003            2002              2003            2002
                                                      -----------     -----------         -------         -------
Revenues:
    Vehicle rentals                                   $  243,713      $  239,946            80.1%           79.3%
    Vehicle leasing                                       41,444          43,509            13.6%           14.4%
    Fees and services                                     14,317          15,391             4.7%            5.1%
    Other                                                  4,625           3,622             1.6%            1.2%
                                                      -----------     -----------         -------         -------
         Total revenues                                  304,099         302,468           100.0%          100.0%
                                                      -----------     -----------         -------         -------

Costs and Expenses:
    Direct vehicle and operating                         112,185         109,063            36.9%           36.1%
    Vehicle depreciation and lease charges, net          109,526          92,583            36.0%           30.6%
    Selling, general and administrative                   47,706          48,623            15.7%           16.1%
    Interest expense, net                                 22,508          23,432             7.4%            7.7%
                                                      -----------     -----------         -------         -------
         Total costs and expenses                        291,925         273,701            96.0%           90.5%
                                                      -----------     -----------         -------         -------
Income before income taxes                                12,174          28,767             4.0%            9.5%
Income tax expense                                         5,845          11,227             1.9%            3.7%
                                                      -----------     -----------         -------         -------
Net income                                            $    6,329      $   17,540             2.1%            5.8%
                                                      ===========     ===========         =======         =======
Earnings per share:
    Basic                                             $     0.26      $     0.72
    Diluted                                           $     0.25      $     0.70

Weighted average number
 of shares outstanding:
    Basic                                             24,492,981      24,257,511
    Diluted                                           25,290,040      25,088,515


                                                            Six months ended                      As % of
                                                                June 30,                      Total revenues
                                                      ---------------------------         -----------------------
                                                          2003            2002              2003            2002
                                                      -----------     -----------         -------         -------
Revenues:
    Vehicle rentals                                   $  442,071      $  435,479            79.7%           79.9%
    Vehicle leasing                                       78,668          75,307            14.2%           13.8%
    Fees and services                                     27,863          28,484             5.0%            5.2%
    Other                                                  5,980           5,955             1.1%            1.1%
                                                      -----------     -----------         -------         -------
         Total revenues                                  554,582         545,225           100.0%          100.0%
                                                      -----------     -----------         -------         -------
Costs and Expenses:
    Direct vehicle and operating                         210,768         196,697            38.0%           36.1%
    Vehicle depreciation and lease charges, net          198,356         164,792            35.8%           30.2%
    Selling, general and administrative                   89,796          90,635            16.2%           16.6%
    Interest expense, net                                 41,777          43,278             7.5%            8.0%
                                                      -----------     -----------         -------         -------
         Total costs and expenses                        540,697         495,402            97.5%           90.9%
                                                      -----------     -----------         -------         -------
Income before income taxes                                13,885          49,823             2.5%            9.1%
Income tax expense                                         6,962          20,150             1.3%            3.7%
                                                      -----------     -----------         -------         -------
Net income                                            $    6,923      $   29,673             1.2%            5.4%
                                                      ===========     ===========         =======         =======
Earnings per share:
    Basic                                                  $0.28           $1.23
    Diluted                                                $0.28           $1.19

Weighted average number
 of shares outstanding:
    Basic                                             24,474,926      24,205,672
    Diluted                                           25,164,647      24,838,336


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


                              DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                                CONSOLIDATED OPERATING STATISTICS



                                                    Three months ended               Six months ended
                                                       June 30, 2003                   June 30, 2003
                                                    ------------------              ------------------

Vehicle Rental Data: (includes new stores)

    Average number of vehicles operated                        78,521                          72,340
       % change from prior year                                  6.3%                            8.8%
    Number of rental days                                   5,998,645                      10,877,664
       % change from prior year                                  8.0%                            8.0%
    Vehicle utilization                                         84.0%                           83.1%
       Percentage points change from prior year              1.4 p.p.                      (0.6) p.p.
    Average revenue per day                                $    40.63                     $     40.64
       % change from prior year                                 (5.9%)                          (6.0%)
    Monthly average revenue per vehicle                    $    1,035                     $     1,019
       % change from prior year                                 (4.4%)                          (6.7%)

Same Store Vehicle Rental Data: (excludes new stores)

    Average number of vehicles operated                        73,849                          67,540
       % change from prior year                                  0.0%                            1.6%
    Number of rental days                                   5,653,443                      10,166,581
       % change from prior year                                  1.8%                            1.0%

Vehicle Leasing Data:

    Average number of vehicles leased                          30,518                          29,156
       % change from prior year                                 (3.4%)                           4.3%
    Monthly average revenue per vehicle                    $      453                     $       450
       % change from prior year                                 (1.3%)                           0.2%




                                    SELECTED BALANCE SHEET DATA
                                           (In thousands)


                                                             June 30,               December 31,
                                                   ----------------------------
                                                       2003            2002             2002
                                                   ------------    ------------     ------------
                                                           (Unaudited)

    Cash and cash equivalents                      $    62,488     $    87,042      $   143,485
    Restricted cash and investments                    114,170          61,770          334,849
    Revenue-earning vehicles, net                    2,697,354       2,480,449        1,994,200
    Total assets                                     3,496,117       3,242,072        3,116,434

    Total debt                                       2,585,642       2,439,491        2,224,303
    Stockholders' equity                               502,536         490,771          499,481
